                                                                   EXHIBIT 3.1

                              ARTICLES OF INCORPORATION

                                          OF

                            CAMPER CLUBS OF AMERICA, INC.



                                      ARTICLE I

    The name of the Corporation shall be CAMPER CLUBS OF AMERICA, INC.

                                      ARTICLE II

    The purpose for which this Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Nevada, as may be amended from time to time.

                                     ARTICLE III

    The Corporation initially intends to conduct the business of owning and operating recreational vehicle parks and campgrounds.

                                      ARTICLE IV

    The Principal office or place of business of the Corporation shall be in Washoe County at 741 Skiway, Incline Village, Nevada.

                                      ARTICLE V

    The existence of the Corporation shall be perpetual.

                                      ARTICLE VI

    The Corporation shall have authority to issue 10,000,000 shares of Common Stock $.01 par value per share.

                                     ARTICLE VII

    The name and address of the initial agent is: A.J. Banford, 741 Skiway, Incline Village, Nevada 89402.

                                     ARTICLE VIII

    The members of the governing Board shall be called Directors. The number of persons to serve on the Board of Directors shall be fixed by the Bylaws. The initial Board of Directors shall consist of three (3) Directors. The persons who are to serve as Directors until the first Annual Meeting of Shareholders or until their successors are elected and qualified are:

    Helen J. Brown                               Robert Wessels
    4801 N. LaLomitz                             9757 Mira Del Rio
    Tucson, Arizona  85704                       Sacramento, CA  95827

                             Steven Clements
                             1580 N. Kolb Road
                             Tucson Arizona  85715


                                      ARTICLE IX

    The names of the incorporators of the Corporation and their addresses are:

                             Robert Wessels
                             9757 Mira Del Rio
                             Sacramento, CA  95827

                             Helen J. Brown
                             4801 N. LaLomitz
                             Tucson, Arizona  85704

                                      ARTICLE X

    The Board of Directors of the Corporation may, from time to time, distribute on a pro rata basis to its shareholders, out of the capital surplus of the Corporation, a portion of its assets, in cash or property.

                                      ARTICLE XI

    The Board of Directors of the Corporation may, from time to time, cause the Corporation to purchase its own shares to the extent of the unreserved and unrestricted earned and capital surplus of the Corporation.

                                     ARTICLE XII

    The Corporation may issue rights and options to purchase shares of stock of the Corporation to Directors, Officers or Employees of the Corporation or any affiliate thereof, and no shareholder approval or ratification of any such issuance of rights and options shall be required.

                                     ARTICLE XIII

    The stock of the Corporation after payment of the subscription price and when issued shall not be assessable.

    IN WITNESS WHEREOF, we have hereunto executed this instrument this 25th day of May, 1984.



                                         /s/ Helen Brown
                                       ---------------------------------------
                                                      Helen Brown



                                          /s/ Robert Wessels
                                       ---------------------------------------
                                                      Robert Wessels



STATE OF ARIZONA   )
                   )  ss.
COUNTY OF PIMA          )

    This instrument was acknowledged before me this 25th day of May, 1994, by HELEN BROWN and ROBERT WESSELS.

                                       ---------------------------------------
                                                      Notary Public


My Commission Expires:

-----------------------

                                     AMENDMENT TO

                              ARTICLES OF INCORPORATION

                                          OF

                            CAMPER CLUBS OF AMERICA, INC.

                                 A NEVADA CORPORATION

    On the 8th day of August, 1987, the following resolution was adopted for the purposes of amending the Articles of Incorporation of the above captioned corporation:

         RESOLVED, that the Articles of Incorporation of said corporation are hereby amended by adding thereto as Section XIV the provisions of NRS.78,
Section 2 and 3 as amended and set forth as follows:

    The Corporation shall indemnify and hold the Officers and Directors of the Corporation harmless and free from liability for any claims received against said Officer and/or Director in the performance of their duties on behalf of the Corporation and shall, further, reimburse said persons for any legal expenses incurred in the defense of such claim pursuant to NRS.78, Section 2 and 3 as amended.

    The undersigned, Fred V. Schiemann, Secretary of the above captioned corporation, hereby certifies and confirms that the above resolution is a true, correct and complete copy of the resolution adopted at the special meeting of the Board of Directors and Shareholders at 136 Vista Street, in the City of Reno, County of Washoe on the 8th day of August, 1987, at 11:00 in the a.m. of said day.

         IN WITNESS WHEREOF, the undersigned has executed this Amendment and Certificate this 11th day of August, 1987.



   /s/ Helen J. Brown                      /s/ Fred V. Schiemann
--------------------------------         --------------------------------------
Helen J. Brown                               Fred V. Schiemann
President                                    Secretary/Treasurer

                                      AMENDMENT
                                       TO THE
                              ARTICLES OF INCORPORATION
                                          OF
                            CAMPER CLUBS OF AMERICA, INC.

    The undersigned, being an Officer and Director of the Corporation, and in pursuance of the corporate laws of the State of Nevada, being Chapter 78 of the Nevada Revised Statutes, do hereby adopt the following Amendments to its Articles of Incorporation:

    (1) The number of authorized shares of common stock is twenty-five (25) million, par value $.001.

    (2) There are 3,500,000 shares of non-cumulative Series A Convertible Preferred Stock, paying a 8% dividend, semi-annually authorized. The conversion price to common stock will be $1.00 per share.

    The above Amendments to the Articles of Incorporation were adopted by the shareholders of the Corporation on the 27th day of March, 1988, by a majority vote of the shareholders of the corporation.

Dated this 27th day of March, 1988.

                                                    --------------------------
                                                    HELEN J. BROWN, PRESIDENT

-------------------------------------------
FRED V. SCHIEMANN, Secretary/Treasurer-Director



----------------------------      ----------------
Notary                            Seal
    STATE OF NEVADA
    COUNTY OF WASHOE
    ON DECEMBER 9TH, 1991, PERSONALLY APPEARED BEFORE ME, A NOTARY PUBLIC, WHO ACKNOWLEDGED THAT FRED V. SCHIEMANN AND HELEN J. BROWN EXECUTED THE ABOVE INSTRUMENT.

                             ---------------------
                             Notary

                                      AMENDMENT

                                        TO THE

                              ARTICLES OF INCORPORATION

                                          OF

                            CAMPER CLUBS OF AMERICA, INC.

We the undersigned, being the directors and officers of the corporation, and the pursuance of the corporate laws of the State of Nevada, being Chapter 78 of the Nevada Revised Statutes, do hereby adopt the following Amendment to its Articles of Incorporation:

1.  The name of the corporation is B.T.C., Enterprises

The above amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on the 25th day of October, 1991, by a majority vote of the shareholders of the corporation.

Dated this 1st day of November, 1991.


   /s/ Helen J. Brown
-------------------------------------------------
Helen J. Brown, President & Director


   /s/ Fred V. Schiemann
-------------------------------------------------
Fred V. Schiemann, Secretary/Treasurer & Director


   /s/ William P. Long
-------------------------------------------------
William P. Long, Director

State of Nevada    )
                   )  ss
County of Washoe   )

On this 1st day of November, 1991, personally appeared before me, a notary public, Helen J. Brown, Fred V. Schiemann, and William P. Long, who acknowledged that they executed the above instrument.


---------------------------------
Notary Public

                                      AMENDMENT

                                        TO THE

                              ARTICLES OF INCORPORATION

                                          OF

                               B.T.C. ENTERPRISES, INC.


We the undersigned, being directors and Officers of the corporation, and in pursuance of the corporate laws of the State of Nevada, being Chapter 78 of the Nevada revised Statutes, do hereby adopt the following Amendment to its Articles of Incorporation.


                                      ARTICLE 1

The name of the corporation shall be CARAVELLE HOLDING, INC.


                                      ARTICLE IV

There shall be a reverse split of the common shares of one new share for each two shares previously issued and outstanding. The corporation shall have the authority to issue twenty five million (25,000,000) shares of common stock two tenths of one cent ($.002) par value per share.

The company shall cancel all 3,500,000 of the previously authorized 3,500,000 shares of non-cumulative Series A Preferred Stock paying an 8% dividend.

Each share of common stock shall be entitled to one vote on all matters and cumulative voting shall be denied.

There shall be no preemptive rights as to any of the shares of common stock, which the corporation is authorized to issue.

The above amendments to the Articles of Incorporation was adopted by the shareholders of the Corporation on the 21st day of December, 1991, by a majority vote of the shareholders of the Corporation.

This 21st day of December, 1991.



   /s/  Helen J. Brown
-----------------------------------------
Helen J. Brown
President & Director




   /s/  Fred V. Schiemann
-----------------------------------------
Fred V. Schiemann
Secretary & Director



State of Nevada    )
                   )  ss
County of Washoe   )

On this 21st Day of December, 1991, personally appeared before me, a notary public, Helen J. Brown & Fred V. Schiemann who acknowledged that they executed the above instrument.


----------------------------
Notary Public

                 CERTIFICATE TO DECREASE NUMBER OF AUTHORIZED SHARES
                            PURSUANT TO NRS Section 78.207

                                          of

                               CARAVELLE HOLDING, INC.


    Pursuant to the provisions of NRS, Section 78.207(4), the undersigned president and secretary of CARAVELLE HOLDING, INC., a Nevada corporation (the "Corporation"), do hereby certify as follows:

    1.   The name of the Corporation is:

                   CARAVELLE HOLDING, INC.

    2.   The Board of Directors of the Corporation, by Unanimous Written
Consent Pursuant to NRS Section 78.315(2) dated April ___, 1994, adopted resolutions (the "Resolutions") in accordance with NRS Section 78.207(1) to decrease the number of authorized shares of common stock (the "Common Stock") of the Corporation and correspondingly decrease the number of issued shares of the same class held by each stockholder of record at the Effective Time of the change (as herein defined). The Resolutions also provided for a corresponding change in the par value of the Common Stock.

    3.   The following is provided as required by NRS Section 78.207(4):

         (a) THE CURRENT NUMBER OF AUTHORIZED SHARES AND THE PAR VALUE, IF ANY, OF EACH CLASS AND SERIES, IF ANY, OF SHARES BEFORE THE CHANGE. The current number of authorized shares of Common Stock is 25,000,000 shares. The par value of the Common Stock before the change is $0.002 per share. The Corporation is not authorized to issue any other class or series of shares.

         (b) THE NUMBER OF AUTHORIZED SHARES AND THE PAR VALUE, IF ANY, OF EACH CLASS AND SERIES, IF ANY, OF SHARES AFTER THE CHANGE. The number of authorized shares of Common Stock after the change shall be 5,000,000 shares. The par value of the Common Stock after the change shall be $0.01 per share. After the change, the Corporation shall not be authorized to issue any other class or series of shares other than 5,000,000 shares of Common Stock, par value $0.01 per share.

         (c) THE NUMBER OF SHARES OF EACH AFFECTED CLASS AND SERIES, IF ANY, TO BE ISSUED AFTER THE CHANGE IN EXCHANGE FOR EACH ISSUED SHARE OF THE SAME CLASS OR SERIES. The affected class is Common Stock. At the Effective Time of the change (as defined herein), each issued share of Common Stock shall be reduced and converted into and shall become two-tenths of a share (.2 shares) of Common Stock, par value $0.01 per share, and that the number of shares of Common Stock held by each shareholder after the

              Effective time shall equal the number of shares of Common Stock held by them immediately prior to the Effective Time divided by five (5).

         (d) THE PROVISIONS, IF ANY, FOR THE ISSUANCE OF FRACTIONAL SHARES, OR FOR THE PAYMENT OF MONEY OR THE ISSUANCE OF SCRIP TO STOCKHOLDERS OTHERWISE ENTITLED TO A FRACTION OF A SHARE AND THE PERCENTAGE OF OUTSTANDING SHARES AFFECTED THEREBY. To the extent required in connection with the holdings of any shareholder, the Corporation shall issue fractional shares so that, for example, the holder of 11 shares immediately prior to the Effective Time shall hold, after the Effective Time, 2.2 shares. No money will be paid to any stockholder and no scrip will be issued to any stockholder and the percentage of stockholders otherwise entitled to a fraction of share that will receive money or scrip shall be zero percent (0%).

         (e) SHAREHOLDER APPROVAL REQUIREMENTS. Approval of the stockholders is not required pursuant to NRS Section 78.207(1) and (2).

         (f) WHETHER THE CHANGE IS EFFECTIVE ON FILING THE CERTIFICATE OR, IF NOT, THE DATE AND TIME AT WHICH THE CHANGE WILL BE EFFECTIVE.
              The change described in this certificate shall become effective at 11:59 p.m. Pacific Daylight Time, on the date of filing in the office of the Secretary of State of Nevada of this Certificate (the "Effective Time").

    DATED this 13th day of April, 1994.



                                          /s/ Fred V. Schiemann
                                       ---------------------------------------
                                       Fred V. Schiemann, President



                                          /s/ Fred V. Schiemann
                                       ---------------------------------------
                                       Fred V. Schiemann, Secretary

STATE OF NEVADA    )
                   ) ss.     ACKNOWLEDGEMENT OF PRESIDENT
County of Washoe   )

    On this 13th day of April, 1994, before me, the undersigned Notary Public, personally appeared FRED V. SCHIEMANN, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, and acknowledged the he/she executed the same in the capacities and for the purposes therein contained.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal on the day and year first above written.


                             -------------------------------------------------
                               Notary Public

My Commission Expires:

---------------------



STATE OF NEVADA    )
                   ) ss.     ACKNOWLEDGEMENT OF SECRETARY
County of Washoe   )

    On this 13th day of April, 1994, before me, the undersigned Notary Public, personally appeared FRED V. SCHIEMANN, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, and acknowledged the he/she executed the same in the capacities and for the purposes therein contained.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal on the day and year first above written.


                             -------------------------------------------------
                               Notary Public

My Commission Expires:

---------------------

                               CERTIFICATE OF AMENDMENT

                                        OF THE

                              ARTICLES OF INCORPORATION

                                          OF

                               CARAVELLE HOLDING, INC.

    Pursuant to the provisions of NRS Section 78.390, the undersigned president and secretary of CARAVELLE HOLDING, INC., a Nevada corporation (the "Corporation"), do hereby certify as follows:

    1. The Board of Directors of the Corporation, by Unanimous Written Consent Pursuant to NRS Section 78.315(2) dated June ___, 1994, adopted resolutions in accordance with NRS Section 78.390(1)(a) directing that the Articles of Incorporation, as amended, be amended as follows:

         (a) NAME CHANGE. Article I of the original Articles of Incorporation is amended to read as follows:


                                      "ARTICLE I

              The name of the Corporation shall be:  ONE PLUS, INC."

         (b) CORRECTION OF SCRIVENER'S ERROR. The amendment to the Articles of Incorporation of the Corporation filed on January 24, 1992 which purported to amend "ARTICLE IV" was intended to refer to and amend "ARTICLE VI." The reference in the center of page 1 of such January 24, 1992 amendment to "ARTICLE IV" is hereby amended to read "ARTICLE VI."

         (c) CHANGE IN AUTHORIZED CAPITAL STOCK. Article VI of the Articles of Incorporation, as amended, is amended so as to increase the number of shares of capital stock which the Corporation shall have the authority to issue to twenty-five million (25,000,000) shares of common stock, par value $0.01 per share. Such change shall not alter or change the issued and outstanding shares of common stock of the Corporation. Article VI of the Articles of Incorporation, as previously amended (including, without limitation, such amendments as were filed on December 10, 1991, January 24, 1992 and May 19,
1994), is hereby deleted and the following is inserted in its place:

                                     "ARTICLE VI

                   The Corporation shall be authorized to issue only one class of stock which shall be Common Stock, par value $0.01 per share. The total number of shares of stock which the Corporation shall have the authority to issue is twenty-five million (25,000,000) shares of Common Stock, par value $0.01 per share."

    2. The number of shares of Common Stock of the Corporation issued and outstanding and entitled to vote on the amendment to the Articles of Incorporation is five million (5,000,000) shares.

    3. The foregoing amendment has been consented to and approved by written consent pursuant to NRS Section 78.320 signed by stockholders holding shares of stock of the Corporation entitling them to exercise at least a majority of the voting power of each class of stock outstanding and entitled to vote thereon.

    DATED this _________ day of June, 1994.



                                     /s/ William G. Perrot
                                  --------------------------------------------
                                  William G. Perrot, President



                                     /s/ Fran Peter Archuleta
                                  --------------------------------------------
                                  Fran Peter Archuleta, Secretary

STATE OF NEVADA    )
                   ) ss.     ACKNOWLEDGEMENT OF PRESIDENT
County of Washoe   )

    On this 15th day of June, 1994, before me, the undersigned Notary Public, personally appeared WILLIAM G. PERROT, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, and acknowledged that he/she executed the same in the capacities and for the purposes therein contained.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal on the day and year first above written.


                             -------------------------------------------------
                               Notary Public

My Commission Expires:

--------------------



STATE OF NEVADA    )
                   ) ss.     ACKNOWLEDGEMENT OF SECRETARY
County of Washoe   )

    On this 15th day of June, 1994, before me, the undersigned Notary Public, personally appeared FRAN PETER ARCHULETA, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, and acknowledged that he/she executed the same in the capacities and for the purposes therein contained.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal on the day and year first above written.


                             -------------------------------------------------
                               Notary Public

My Commission Expires:

--------------------

                CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                              (After Issuance of Stock)

              One Plus Inc.
         --------------------------------
              Name of Corporation

the undersigned    James S. Dixon            and
              ------------------------------------
                   President or Vice President

     James S. Dixon                   of         One Plus Inc.
-------------------------------------    -------------------------------------
     Secretary or Assistant Secretary            Name of Corporation

do hereby certify:

    That the Board of Directors of said corporation at a meeting duly convened, held on the 7th day of November, 1994, adopted a resolution to amend the original articles as follows:

    Article I is hereby amended to read as follows:

         The name of the Corporation shall be:

              Global Telephone and Communications, Inc.

    The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1 MILLION that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                          /s/ James S. Dixon
                                       ---------------------------------------
                                       President or Vice President


                                          /s/ James S. Dixon
                                       ---------------------------------------
                                       Secretary or Assistant Secretary


State of Arizona        )
                        )  ss.
County of Maricopa      )

    On January 10, 1995, personally appeared before me, a Notary Public, James
S. Dixon, who acknowledged that they executed the above instrument.


                                       ---------------------------------------
                                       Signature of Notary

                                       My Commission Expires
                                                            ------------------

    The foregoing unanimous actions of the Board of Directors of Global Telephone and Communications Inc., a Nevada corporation, be and hereby are taken and adopted as acts of the Corporation effective as of the dates herein provided.

                                          /s/ Wayne Halliburton
                                       ---------------------------------------
                                       Wayne Halliburton, DIRECTOR



                                          /s/ Clara M. Dixon
                                       ---------------------------------------
                                       Clara M. Dixon, DIRECTOR



                                          /s/ Kim L. Farran
                                       ---------------------------------------
                                       Kim L. Farran, DIRECTOR

                CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

              Global Telephone and Communications, Inc.
              ---------------------------------------------------
                                 NAME OF CORPORATION

    We the undersigned                    Roger Remillard          and
                      ---------------------------------------------
                                  PRESIDENT OR VICE PRESIDENT
   Mitchell J. Melamed            of Global Telephone and Communications, Inc.
---------------------------------   ------------------------------------------
 SECRETARY OR ASSISTANT SECRETARY             NAME OF CORPORATION

do hereby certify:

    That the Board of Directors of said corporation at a meeting duly convened and held on the 27th day of NOVEMBER, 1995, adopted a resolution to amend the original articles as follows:
    Article  I  is hereby amended to read as follows:
                   "ARTICLE I
    The name of the corporation shall be VisCorp"


The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 970,000 ; that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                  Roger Remillard - Vice President
                                  --------------------------------------------
                                       PRESIDENT OR VICE PRESIDENT


                                  Mitchell J. Melamed - Secretary
                                  --------------------------------------------
                                       SECRETARY OR ASSISTANT SECRETARY

State of ILLINOIS  )
                   )  ss.
County of COOK     )

    On November 27, 1995, personally appeared before me, a Notary Public, ROGER REMILLARD and MITCHELL J. MELAMED who acknowledged that they executed the above instrument.

                                  --------------------------------------------
                                              SIGNATURE OF NOTARY

                                 ARTICLES OF EXCHANGE

    FIRST: The name and place on incorporation of the corporation whose shares will be acquired is Visual Information Services Corp., a corporation duly organized and existing in the state of Illinois (the "Illinois corporation") (the laws of which state permit this exchange) and Global Telephone and Communications, Inc., duly organized and existing in the state of Nevada (the "Nevada Corporation")
    SECOND: The Plan of Exchange has been adopted by the board of directors of each corporation that is a party to the exchange;
    THIRD: The approval of the stockholders of both of these corporations were required and received and that the stockholders of both corporations took such action without a meeting but by written consents thereto signed by stockholders holding at least a majority of the voting power in the Nevada Corporation and at least 2/3 of the voting power in the Illinois corporation.
    (a) In the Nevada corporation there are 970,000 shares of common stock outstanding of which 720,000 shares have voted by written consent in favor of the Plan; and

    (b) In the Illinois corporation, as of October 1, 1995, there were 4,477,000 shares of Common Stock outstanding and in excess of 3,050,000 shares have voted by written consent in favor of the plan.

    FOURTH: The complete executed plan of exchange is on file at the place of business of the Nevada corporation located at 3061 Probasco Way, Sparks, Nevada 89431 and a copy of the plan will be furnished by the Nevada Corporation, on request and without cost to any stockholder of any corporation which is a party to this plan of exchange.


                                  Global Telephone and Communications, Inc.


                                  By
                                     -----------------------------------------
                                       Kim L. Farran, President


                                  By
                                     -----------------------------------------
                                       Kim L. Farran, Secretary

State of Nevada    )
                   )s.s.
County of Washoe   )

    On November 20th, 1995 personally appeared before me, a Notary Public Kim
L. Farran who acknowledged that he executed the above instrument.


                                  --------------------------------------------
                                                 Signature of Notary